Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), John P. Longenecker, Chief Executive Officer of Favrille, Inc. (the “Company”), and Tamara A. Seymour, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.             The Company’s Quarterly Report  on Form 10-Q for the period ended September 30, 2007 to which this Certification is attached as Exhibit 32 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or Section15(d) of the Exchange Act, and

2.             The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 14th day of November, 2007.

/s/ John P. Longenecker	/s/ Tamara A. Seymour
John P. Longenecker, Ph.D.	Tamara A. Seymour
Chief Executive Officer	Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Favrille, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.